Windtree Receives Notice of Delisting from NASDAQ

– Common Stock to Begin Trading on OTCQB® Market Effective May 5, 2017 –

WARRINGTON, PA – May 3, 2017 – Windtree Therapeutics, Inc. (Nasdaq: WINT), a biotechnology company focused on developing aerosolized KL4 surfactant therapies for respiratory diseases, today announced that it has received written notification from the NASDAQ Stock Market (“NASDAQ”) that it has determined to delist the Company’s shares from the NASDAQ Capital Market ("Capital Market"), and will suspend trading in the Company’s shares at the open of business on Friday, May 5, 2017, since the Company no longer satisfies the Capital Market’s listing requirements, specifically the requirement to maintain a minimum of $2.5 million in stockholders’ equity. The letter also stated that NASDAQ will complete the delisting by filing a Form 25 Notification of Delisting with the Securities and Exchange Commission (SEC). The Company has filed an application to have its shares quoted on the OTCQB® Market (“OTCQB”), which is operated by OTC Market Groups Inc., under the symbol “WINT” and anticipates that its shares will begin to trade on the OTCQB effective Friday, May 5, 2017.

The transition to the OTCQB does not affect the Company’s business operations, including the Company’s plans to complete and release top-line results from the AEROSURF® phase 2b clinical trial by mid-2017. The Company will also continue to be registered with the SEC under the Exchange Act and will continue to file periodic financial reports that will be available on the SEC’s website, www.SEC.gov.

About Windtree Therapeutics

Windtree Therapeutics, Inc. is a clinical-stage biotechnology company focused on developing novel surfactant therapies for respiratory diseases and other potential applications. Windtree's proprietary technology platform includes a synthetic, peptide-containing surfactant (KL4 surfactant) that is structurally similar to endogenous pulmonary surfactant and novel drug-delivery technologies being developed to enable noninvasive administration of aerosolized KL4 surfactant. Windtree is focused initially on improving the management of respiratory distress syndrome (RDS) in premature infants and believes that its proprietary technology may make it possible, over time, to develop a pipeline of KL4 surfactant product candidates to address a variety of respiratory diseases for which there are few or no approved therapies.

For more information, please visit the Company's website at www.windtreetx.com.

Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.   Examples of such risks and uncertainties include: the risk that the Company is a development company with limited resources and no operating revenues and its ability to continue as a going concern in the near term is highly dependent upon obtaining results from the AEROSURF phase 2b clinical trial in mid-2017 that are sufficient to support a strategic or financing transaction; risks affecting the Company’s ability to raise capital, including pursuant to its universal shelf registration statement, which permits only limited primary offerings and expires in June 2017, the transfer to the OTCQB market, a potential shortage of available shares of common stock, and a complex capital structure; risks affecting the timing of the Company’s planned clinical development activities, which may involve time-consuming and expensive clinical trials and be subject to potentially significant delays or regulatory holds, or fail, and its ability successfully to complete its development programs, secure regulatory approval of its product candidates in the U.S. and in markets outside the U.S.; risks related to development of the aerosol delivery systems (ADS) and related components; risks related to the manufacture of drug products, drug substances, ADS and other materials on a timely basis and in sufficient amounts; risks relating to rigorous regulatory requirements of the U.S. Food and Drug Administration or other regulatory authorities that may require significant additional activities, or may not accept or may withhold or delay consideration of applications, or may not approve or may limit approval of Windtree's products; and other risks and uncertainties described in Windtree's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Contact Information:

John Tattory

Senior Vice President and Chief Financial Officer

215.488.9418 or jtattory@windtreetx.com